    As filed with the Securities and Exchange Commission on August 4, 2000
                                              Registration No. 333-_________
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ______________________
                                   FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________
                            CYBERSOURCE CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

           Delaware                                             77-0472961
 (State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                            Identification Number)
                             1295 Charleston Road
                       Mountain View, California  94043
              (Address of Principal Executive Offices)(ZIP Code)

                CyberSource Corporation 1999 Stock Option Plan
         CyberSource Corporation 1999 Non-Qualified Stock Option Plan
                        Restricted Stock Purchase Right
                             (Full Title of Plans)

                        _______________________________
                            Charles E. Noreen, Jr.
                            Chief Financial Officer
                            CyberSource Corporation
                              1295 Charleston Road
                            Mountain View, CA 94043
                                (650) 965-6000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                _______________
                                    Copy to:
                            Richard Scudellari, Esq.
                            Morrison & Foerster LLP
                               755 Page Mill Road
                            Palo Alto, CA 94304-1018
                                 (650) 813-5600
                                _______________

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                  Maximum          Proposed Maximum        Amount of
          Title of Securities                   Amount  to     Offering Price     Aggregate Offering    Registration
           to be Registered                   be Registered     Per Share(1)           Price(1)              Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, 0.001 par value, available
 for future grant under the CyberSource       4,137,500            $8.28125        $34,263,671.875          $9,046
 Corporation Stock Option Plans...........
====================================================================================================================

(1) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended. The price of $8.28125 per share represents the average of the high and low price per share of Common Stock available for future under the CyberSource Corporation Plans, as reported on the Nasdaq National Market on August 1, 2000.

     In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

================================================================================

                                    PART I

                          INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

     The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

     1. The contents of the Registrant's Registration Statement on Form S-8, Commission File No. 333-90725, including exhibits thereto, are hereby incorporated by reference into this Registration Statement, except as the same may be modified by the information set forth herein.

     2. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     3. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2000 and March 31, 2000, filed pursuant to the Exchange Act.

     4. The Registrant's current report on Form 8-K and 8-K/A filed filed pursuant to the Exchange Act on January 25, 2000 and March 27, 2000, respectively.

     5. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on June 23, 1999.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.  Exhibits.

     4.1 Form of Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-77545), as amended, filed with the Commission on April 30, 1999.)

     4.2 Form of Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-77545), as amended, filed with the Commission on April 30, 1999.)

     5.1   Opinion of Morrison & Foerster LLP

     23.1  Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

     23.2  Consent of Ernst & Young LLP, Independent Auditors

     24.1  Power of Attorney (see Signature Page)

     SIGNATURES
     ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, CyberSource Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on August 4, 2000.

                                    CYBERSOURCE CORPORATION

                                    By: /s/ William S. McKiernan
                                        ------------------------
                                        William S. McKiernan
                                        Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

     Each person whose signature appears below constitutes and appoints William
S. McKiernan and Charles E. Noreen, Jr., and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                    Capacity                     Date
---------                    --------                     ----

/s/ William S. McKiernan     Chief Executive Officer      August 4, 2000
------------------------     and Director (Principal
    William S. McKiernan     Executive Officer)

/s/ Charles E. Noreen, Jr.    Vice President, Finance   August 4, 2000
--------------------------    & Administration, Chief
    Charles E. Noreen, Jr.    Financial Officer
                              (Principal Financial
                              and Accounting Officer)

/s/ Linda Fayne Levinson      Director                  August 4, 2000
--------------------------
    Linda Fayne Levinson

/s/ Steven P. Novak           Director                  August 4, 2000
--------------------------
    Steven P. Novak

/s/ Richard Scudellari        Director                  August 4, 2000
--------------------------
    Richard Scudellari

__________________________    Director
    Michael N. Agostino

                               INDEX TO EXHIBITS

Exhibit
Number                   Document
------                   --------

     4.1 Form of Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-77545), as amended, filed with the Commission on April 30, 1999.)

     4.2 Form of Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-77545), as amended, filed with the Commission on April 30, 1999.)

     5.1   Opinion of Morrison & Foerster LLP

     23.1  Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

     23.2  Consent of Ernst & Young LLP, Independent Auditors

     24.1  Power of Attorney (see Signature Page)